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                                 EXHIBIT (99-6)




          Directors and Officers (Fifth) Liability Binder of Insurance
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                         [ARCH INSURANCE (BERMUDA) LOGO]

                            ARCH INSURANCE (BERMUDA)
                      (A Division of Arch Reinsurance Ltd.)
                            VICTORIA HALL, 4TH FLOOR
                               11 VICTORIA STREET
                                 P.O. BOX HM 129
                                 HAMILTON HM AX
                            TELEPHONE: (441) 278-9295

TO:                                    FROM:
         Paul Scope                                Matt Smith
DIRECT PHONE NUMBER:                   DIRECT PHONE NUMBER:
         294-7963                                  278-9268
COMPANY:                               DATE:
         Park (Bermuda) Limited                    June 30, 2003
FAX NUMBER:                            TOTAL NO. OF PAGES INCLUDING COVER:
         295-4622                                  2
SUBJECT:
         Procter & Gamble Company - BINDER

Arch Insurance (Bermuda) is pleased to bind as follows:

Insured:                            Procter & Gamble Company

Policy Form                         Arch Reinsurance Follow Form

Coverage:                           Excess D&O

Policy Period:                      June 30, 2003 to June 30, 2004

Policy Limits:                      $25,000,000 per claim and in the aggregate

Policy Attachment:                  $100,000,000 per claim and in the aggregate

Annual Premium:                     $875,000

Commission                          12%

Policy Number:                      B4-DOX-01824-01

Underlying Program:                 INSURER                   LAYER
                                    -------                   -----
                                    CODA                      $25M
                                    XL                        $25M x/s $25M
                                    ACE                       $25M x/s $50M
                                    AWAC                      $25M x/s 75M

To the extent that the underlying policies have the following features, Arch will not follow:

1.   Sublimits in the underlying policies although we will recognize erosion;
2.   State amendatories;

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3.   Service of Suit conditions;

4.   Panel Counsel Endorsements.

Special Conditions:
     1.   Followed policy is XL.
     2. Pending and Prior Litigation Exclusion dated AS PER EXPIRING CAIL LAYER (please provide details).
     3.   Arch will provide cover no wider than the narrowest underlying policy.
     4.   Discovery: As per followed policy.
     5.   New York Law and London Arbitration.

Subjectivities:
This binder is subject to the receipt, review and acceptance of the following by the dates specified or coverage is cancelled ab initio:

     1. Copies of underlying quotations (other than those already received) and binders, within 5 days of binding.
     2. Any documents or information requested by, or provided to, any underlying carriers, within 5 days of binding.
     3. Receipt by Arch Insurance (Bermuda) of the net premium will be required within 5 days of binding.

The premium does not include any amount for I.P.T. or for any other taxes or similar charges. These are in addition to the premiums and are the responsibility of the Insured to pay.

Yours sincerely,

/s/ MATT SMITH
---------------------------
Matt Smith